ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of _________, 2007 (“Agreement”), by and among HIGHLANDS ACQUISITION CORP., a Delaware corporation (“Company”), HIGHLAND EQUITY LLC, IVY HEALTHCARE CAPITAL II, L.P., ROBERT W. PANGIA, FIELDPOINT CAPITAL, LLC, DENNIS W. O’DOWD, VIRGILIO RENE VELOSO, LESLIE D. MICHELSON, WILLIAM V. CAMPBELL, WILLIAM F. OWENS and MICHAEL A. HENNING (each a “Founder” and, collectively, the “Founders”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated ________, 2007 (“Underwriting Agreement”), with Citigroup Global Markets Inc. acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 10,000,000 units (“Units”) of the Company. Each Unit consists of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant (“Warrant”), each warrant to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus, dated ______, 2007 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-143599) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective on _________, 2007 (“Effective Date”).

WHEREAS, in connection with the founding of the Company, the Founders have purchased from the Company an aggregate of 2,500,000 units (the “Founders’ Units”), with each Founders’ Unit consisting of one share of Common Stock (the “Founders’ Common Stock”) and one Warrant (the “Founders’ Warrant”).

WHEREAS, the Founders have agreed as a condition of the sale of the Units to deposit their Founders’ Common Stock (“Escrow Shares”) and Founders’ Warrants (“Escrow Warrants,” and together with the Escrow Shares, the “Escrow Securities”) of the Company, as set forth opposite their respective names in Exhibit A attached hereto, in escrow as hereinafter provided.

WHEREAS, the Company and the Founders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Founders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities. On or before the Effective Date, each of the Founders shall deliver to the Escrow Agent certificates representing his, her or its respective Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement. Each Founder acknowledges that the certificates representing his, her or its Escrow Securities is legended to reflect the deposit of such Escrow Securities under this Agreement.

3. Disbursement of the Escrow Securities. The Escrow Agent shall hold the Escrow Shares until one year after the consummation of a Business Combination (as defined in the

Registration Statement) and shall hold the Escrow Warrants until the last sales price of the Common Stock exceeds $14.25 per share (subject to adjustment in the event of stock dividends, splits and similar actions) for any 20 trading days within a 30-trading day period beginning 90 days after the consummation of a Business Combination (collectively, the “Escrow Period”), on which dates it shall, upon written instructions from each Founder, disburse each of the Founder’s Escrow Shares or Escrow Warrants (and any applicable stock power), as applicable, to such Founder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; provided, however, that if the Underwriters do not exercise their over-allotment option to the full extent to purchase an additional 1,500,000 Units of the Company (as described in the Prospectus), the Founders agree that the Escrow Agent shall return to the Company for cancellation, at no cost, the number of Escrow Shares and Escrow Warrants held by each Founder determined by multiplying (a) the product of (i) 375,000, multiplied by (ii) a fraction, (x) the numerator of which is the number of Escrow Shares and Escrow Warrants held by each Founder, and (y) the denominator of which is the total number of Escrow Shares and Escrow Warrants, by (b) a fraction, (i) the numerator of which is 1,500,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000; provided further, however, that if, after the Company consummates a Business Combination (as such term is defined in the Registration Statement), (i) it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property or (ii) the last sales price of the Common Stock equals or exceeds $20.00 per share (subject to adjustment in the event of stock dividends, splits and similar actions) for any 20 trading days within any 30-trading day period beginning 90 days after the consummation of a Business Combination, then the Escrow Agent will, upon receipt of a certificate, executed by the Chairman of the Board, Chief Financial Officer or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Securities to the Founders. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4. Rights of Founders in Escrow Securities.

4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Founders shall retain all of their rights as stockholders with respect to his Escrow Shares during the Escrow Period, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Shares of Common Stock. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Founders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. In order to induce the Underwriters to enter into the Underwriting Agreement, the Founders will not, without the prior written consent of Citigroup, (i) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Founders or any affiliate of the Founders or any person in privity with the Founders or any affiliate thereof), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than as provided for in that certain Registration Rights Agreement between the Company and the Founders executed on the date hereof) with the Securities and Exchange Commission (the “Commission”) in respect of, any Escrow Securities, (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any Escrow Securities, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Founders’ Units, Founders’ Common Stock, Founders’ Warrants, Common Stock issuable upon exercise of the Founders’ Warrants or any securities convertible into or exercisable or exchangeable for Common Stock or Warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any such transaction, during the period in which such Escrow Securities are held in escrow hereunder, except (i) to an entity’s members upon its liquidation, (ii) for estate planning purposes by bona fide gift to a member of a Founder’s immediate family or to a trust, the beneficiary of which is a Founder or a member of a Founder’s immediate family, (iii) by virtue of the laws of descent and distribution upon death of any Founder, (iv) pursuant to a qualified domestic relations order, (v) to the Company’s officers, directors and employees and persons affiliated with its founders or (vi) by private sales with respect to up to 33% of the Escrow Securities made at or prior to the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased ($0.01 per unit); provided, however, that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement, the Insider Letter signed by the Founder transferring the Escrow Securities and any other agreement affecting the transferability of the Founders’ Units, Founders’ Common Stock or Founders’ Warrants to which the Founder is then bound.

4.4 Insider Letters. Each of the Founders has executed a letter agreement with Citigroup Global Markets Inc. and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Founder in certain events, including but not limited to the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Founders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction (whether of the State of New York or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New York). The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.6 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

6.2 Third Party Beneficiaries. Each of the Founders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Citigroup Global Markets Inc.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Highlands Acquisition Corp.

One Paragon Drive, Suite 125

Montvale, New Jersey 07645

Attn: Chief Executive Officer

If to a Stockholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Chairman

A copy of any notice sent hereunder shall be sent to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attn: David Alan Miller, Esq.

and:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attn: David Spivak

and:

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Attn: Ann F. Chamberlain, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Prospectus.

6.8 Counterparts. This Agreement may be signed in counterparts which, taken together, shall constitute one Agreement.

WITNESS the execution of this Agreement as of the date first above written.

HIGHLANDS ACQUISITION CORP.

By:
Name:
Title:

FOUNDERS:

HIGHLAND EQUITY LLC

By:

IVY HEALTHCARE CAPITAL II, L.P.

By:

Robert W. Pangia

FIELDPOINT CAPITAL, LLC

By:

Dennis W. O’Dowd

Virgilio Rene Veloso

Leslie D. Michelson

William V. Campbell

William F. Owens

Michael A. Henning

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

EXHIBIT A

	Founders’ Common Stock		Founders’ Warrants
Name and Address of Founder	Number of Shares	Stock Certificate Number	Number of Warrants	Warrant Certificate Number	Date of Insider Letter